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                                                                    EXHIBIT 10.6

                             COAST BUSINESS CREDIT,
                      a Division of Southern Pacific Bank
                      12121 Wilshire Boulevard, Suite 1400
                         Los Angeles, California 90025

                                  Dated as of
                                October 1, 1999

MAI SYSTEMS CORPORATION
9601 Jeronimo Road
Irvine, California 92618
Attn: W. Brian Kretzmer, CEO and CFO

HOTEL INFORMATION SYSTEMS, INC.
9601 Jeronimo Road
Irvine, California 92618
Attn: W. Brian Kretzmer, CEO and CFO

          Re: Events of Default and Limited Forbearance

Dear Mr. Kretzmer

     Reference is hereby made to that certain Loan and Security Agreement, dated as of April 23, 1998, by and between MAI Systems Corporation, a Delaware corporation, and Hotel Information Systems, Inc., a Delaware corporation (jointly and severally the "Borrowers") and Coast Business Credit ("Coast"), (the "Agreement"). Initially capitalized terms used in this letter agreement which are not otherwise defined shall have the meanings assigned to such terms in the Agreement.

     This letter is to acknowledge that Events of Default have occurred under the Section 8.1 of the Schedule to the Agreement due to Borrowers failure to:
(i) achieve the minimum monthly profit required for the months of July through October, 1999; (ii) achieve the minimum quarterly profit required for the quarter ended September 30, 1999; (iii) maintain the Debt Service Coverage ratio required for the quarter ended September 30, 1999; (iv) maintain the minimum Consolidated Net Worth required at September 30, 1999 and October 31, 1999; and (v) pay all sales taxes as they become due.

     Coast is willing to forbear from exercising its rights and remedies based upon the occurrence of the foregoing Events of Default from the date hereof through and including December 15, 1999, provided that; (a) the Obligations bear interest at the rate applicable upon the occurrence of an Event of Default pursuant to Section 10.2 of the Agreement and 3.1 of the Schedule to the Agreement; (b) commencing October 8, 1999, Borrowers make weekly payments with respect to the Bridge Loan such that it amortizes at the rate of $25,000 per week; and (c) Borrowers pay to Coast a monthly fee equal to $10,000 on October 1, 1999, and on November 1, 1999, and continuing thereafter on the first of each month that any portion of the Bridge Loan remains unpaid.
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Mr. Brian Kretzmer
October 1, 1999
Page 2



     As stated above, as a result of the forgoing Events of Default and pursuant to Section 10.2 of the Agreement and Section 3.1 of the Schedule to the Agreement, the interest rate payable by Borrowers under Section 3.1 of the Agreement has been increased and the Obligations now bear interest at the default rate which is equal to the Interest Rate stated in the Agreement plus 3.0% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed (the "Default Rate"). This Default Rate will remain in effect until all Events of Defaults have been cured.

     In addition, Coast agrees that notwithstanding any provisions of the Agreement to the contrary, MAI Systems Corporation may grant a junior lien in favor of the holders of MAI's existing subordinated debt, as contemplated by and subject to the execution of that certain Acknowledgement and Consent to be executed by Coast and such subordinated debt holders.

     This letter agreement is limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Agreement or any other loan document, (b) prejudice any right or remedy which Coast may now have or may have in the future under or in connection with the Agreement or any loan document, or (c) extend the forbearance described above beyond December 15, 1999. In the event that any of the foregoing Events of Default have not been cured on or before such date, Coast reserves the right to enforce any and all rights and remedies it may have under the Agreement based upon such Events of Default. Furthermore, Coast reserves the right to establish at any time any reserve which Coast deems necessary in its sole discretion.

     Please acknowledge your receipt of this letter agreement and acceptance of the foregoing terms and conditions by signing and dating the enclosed counterpart of this letter agreement where indicated below and returning same to the undersigned immediately.


                                   COAST BUSINESS CREDIT,
                                   a Division of Southern Pacific Bank



                                   By:  /s/ [Signature Illegible]
                                      ---------------------------

                                   Title:  Vice President
                                         ------------------------
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Mr. Brian Kretzmer
October 1, 1999
Page 3



Acknowledged and Agreed to as of
October 1, 1999



MAI SYSTEMS CORPORATION,
a Delaware corporation


By:   /s/ WILLIAM BRIAN KRETZMER
      --------------------------
Name:     WILLIAM BRIAN KRETZMER
      --------------------------
Title:    CEO/CFO
      --------------------------


HOTEL INFORMATION SYSTEMS, INC.,
a Delaware corporation


By:   /s/ WILLIAM BRIAN KRETZMER
      --------------------------
Name:     WILLIAM BRIAN KRETZMER
      --------------------------
Title:    CEO/CFO
      --------------------------